UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the  Securities Exchange Act of 1934 (Amendment No. )

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Featherlite, Inc.

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FEATHERLITE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held

June 6, 2003

The Annual Meeting of Shareholders of Featherlite, Inc. will be held at the Cresco Country Club, 22006 115th Street, Cresco, Iowa, on Friday, June 6, 2003, at 9:00 a.m. (Central Daylight Time), for the following purposes:

1.	To set the number of members of the Board of Directors at seven (7).

2.	To elect directors of the Company for the ensuing year.

3.	To take action upon any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of record shown on the books of the Company at the close of business on April 10, 2003 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.

Gary H. Ihrke,

Secretary

Dated:	April 29, 2003
Cresco, Iowa

FEATHERLITE, INC.

PROXY STATEMENT

for

Annual Meeting of Shareholders

to be held June 6, 2003

INTRODUCTION

Your Proxy is solicited by the Board of Directors of Featherlite, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on June 6, 2003, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

Any shareholder giving a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting.

Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

The mailing address of the Company’s principal executive office is Highways 63 and 9, P.O. Box 320, Cresco, Iowa 52136. The Company expects that this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about April 29, 2003.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed April 10, 2003, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 10, 2003, 6,535,104 shares of the Company’s Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.

PRINCIPAL SHAREHOLDERS

The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company’s outstanding Common Stock as of April 10, 2003:

Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned(1)	Percent of Class
Conrad D. Clement(2)	1,672,500	25.3%
Tracy J. Clement(2)	1,047,500	15.9%
Larry D. Clement(2)	1,000,000	15.3%
Eric P. Clement(2)	434,500	6.6%
Bulk Resources, Inc.(3)	813,062	11.1%

(1)	Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares which include currently exercisable options shown in the following table.

(2)	Address: Highways 63 and 9, P.O. Box 320, Cresco, Iowa 54136.

(3)	Represents option to convert a $1,500,000 promissory note into common stock at the lesser of $3.00 or $2.45 (the average closing price of the common stock between April 30, 2002 and October 31, 2002) plus unpaid interest on the note at the rate of 6.5 percent per annum from January 31, 2002 to April 15, 2003. On April 15, 2003 the date for exercising the option was extended to October 15, 2003 with no additional interest accruing on the promissory note. Bulk also holds a warrant to purchase 150,000 shares at $2.00 per share at anytime before January 31, 2007. The address for Bulk Resources, Inc. is P.O. Box 50401, Henderson, NV 89016.

MANAGEMENT SHAREHOLDINGS

The following table sets forth the number of shares of the Company’s Common Stock beneficially owned as of April 10, 2003, by each executive officer of the Company named in the Summary Compensation Table, by each director and director nominee for reelection and by all directors and executive officers (including the named individuals) as a group:

Name of Director or Officer or Identity of Group	Number of Shares Beneficially Owned(1)		Currently Exercisable Options(2)	Percent of Class(3)
Conrad D. Clement	1,672,500		72,500	25.3%
Tracy J. Clement	1,047,500		47,500	15.9%
Eric P. Clement	434,500		34,500	6.6%
Jeffery A. Mason	152,000		142,000	2.3%
Gary H. Ihrke	142,000		142,000	2.1%
James S. Wooley	30,000		30,000	*
Thomas J. Winkel	23,000	(4)	21,000	*
Charles A. Elliott	20,000	(4)	15,000	*
Kenneth D. Larson	43,750	(4)(5)	21,000	*
Terry E. Branstad	18,000	(4)	18,000	*
Officers and Directors as a group (11 persons)	4,583,250		543,500	64.7%

*	Less than 1%

(1)	See Note (1) to preceding table.

(2)	Such shares are not currently outstanding but may be purchased upon exercise of currently exercisable options as of April 10, 2003, or within sixty days of such date, and are included in the number of shares beneficially owned.

(3)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of April 10, 2003, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(4)	Does not include 3,000 shares subject to an option that will be granted to and become purchasable by such individual on the date of the Annual Meeting pursuant to an automatic grant under the Company’s 1994 Stock Option Plan.

(5)	Includes 1,000 shares held by Mr. Larson’s wife.

ELECTION OF DIRECTORS

(Proposals #1 and #2)

General Information

The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each annual meeting. The Board of Directors recommends that the number of directors be set at seven. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his successor is duly elected and qualified. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Board, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence. The election of each nominee requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting.

The following table provides certain information with respect to the nominees for director.

Name	Age	Positions Held
Conrad D. Clement	58	President, Chief Executive Officer and Director
Jeffery A. Mason	62	Chief Financial Officer and Director
Tracy J. Clement	36	Executive Vice President and Director
Terry E. Branstad	57	Director
Kenneth D. Larson	62	Director
Thomas J. Winkel	60	Director
Charles A. Elliott	70	Director

Conrad D. Clement has been the Chairman, President and Chief Executive Officer and a director of the Company since its inception in 1988. From 1969 to 1988, Mr. Clement was the President and principal owner of several farm equipment and agricultural businesses. Mr. Clement is also the President and Chief Executive Officer and a shareholder of Featherlite Credit Corporation, an affiliate of the Company (“Featherlite Credit”). See “Certain Transactions”. Mr. Clement is the brother of Larry D. Clement, a shareholder of the Company, and the father of Tracy J. Clement and Eric P. Clement.

Jeffery A. Mason has been the Chief Financial Officer and Controller of the Company since August 1989 and has been a director of the Company since June 1993. From 1969 to 1989, Mr. Mason served in various financial management capacities with several companies, including Arthur Andersen LLP and Carlson Companies, Inc. Mr. Mason is a certified public accountant.

Tracy J. Clement has been Executive Vice President and a director of the Company since 1988. Prior to 1988, Mr. Clement was a shareholder and manager of several farm equipment and agricultural businesses with his father, Conrad D. Clement. Mr. Clement is also an officer and shareholder of Featherlite Credit. See “Certain Transactions.”

Thomas J. Winkel, a director of the Company since August 1994, has been a financial and management consultant and private investor since January 1, 1994. From 1990 to 1994, Mr. Winkel was Chairman, President and Chief Executive Officer of Road Rescue, Inc., a manufacturer of emergency response vehicles. From 1967 to 1990, Mr. Winkel served in various professional capacities with Arthur Andersen LLP, the last five years as Managing Partner of its St. Paul office. Mr. Winkel also serves as a director of Marten Transport, LTD, a public company where he serves on the audit, compensation and nominations/corporate governance committees.

Kenneth D. Larson, a director of the Company since August 1994, joined Polaris Industries in September 1988 as Executive Vice President/Operating Officer and was named President and Chief Operating Officer in July 1989. Mr. Larson retired from Polaris in September 1998. Mr. Larson is a director and chairman of Restaurant Technologies, Inc., a private company and a director of Digital Angel Corporation, a public company where he serves on both the audit and compensation committees. He is also a director of Nortech Systems, Inc., a public company where he serves on the audit and compensation committees.

Terry E. Branstad a director of the Company since 1999, served as governor of the state of Iowa from 1982 to 1999. Governor Branstad is an attorney-at-law and also currently serves as a director of Mid American Energy Holdings Company and a number of other private companies and organizations. Mr. Branstad is also a financial advisor with Robert W. Baird & Co., Incorporated and a partner in Kaufman, Pattie, Branstad Public Policy Consulting Group.

Charles A. Elliott, a director of the Company since 2000, joined Crenlo, Inc., a manufacturer of cabs and ROPS for agricultural and construction equipment, in 1951 and was named President, Chief Executive Officer and Chairman in 1985, a position held until October 1999 when the Company was sold. Mr. Elliott currently serves as an advisory board member and trustee for several private companies and organizations.

Directors’ Fees

Directors who are not employees of the Company are compensated at the rate of $4,000 for each quarterly Board meeting attended, including two committee meetings per year, $2,000 for each special Board meeting as required, plus $1,000 per quarter. Beginning in 2003, the Chairman of the Audit Committee will receive additional compensation of $4,500 per quarter because of the increased oversight responsibilities of this committee. The Directors reduced the normal fees they receive by 30 percent during the fourth quarter of 2001 and the first quarter of 2002 as part of the Company’s overall cost reduction program. In addition, pursuant to the Company’s 1994 Stock Option Plan, as amended, non-employee directors will receive automatic grants of nonqualified stock options to purchase 3,000 shares upon their initial election to the Board and upon their re-election by the shareholders. The exercise price shall be 100% of the Common Stock’s current fair market value as of the date of grant. Each nonqualified stock option granted to non-employee directors shall be immediately exercisable and shall expire five (5) years after the date of grant. As of June 7, 2002, the date of the 2002 Annual Meeting, Messrs. Thomas J. Winkel, Charles A. Elliott, Kenneth D. Larson and Terry E. Branstad each received an option for the purchase of 3,000 shares at an exercise price of $3.05 per share. The Board of Directors approved an additional grant to each director of options for 6,000 shares of common stock at a price of $3.05 per share. These options are immediately exercisable and expire five(5) years after the date of grant

Committee and Board Meetings

The Company’s Board of Directors has two standing Committees, the Audit Committee and the Compensation Committee, each composed solely of independent directors. The Audit Committee, whose members during fiscal 2002 were Messrs. Winkel, Elliott, Branstad and Larson, is responsible for, among other things, reviewing the Company’s internal control procedures, the quarterly and annual financial statements of the Company, engaging and evaluating the performance of the independent public accountant and reviewing with the Company’s independent public accountants the results of the annual audit. The Audit Committee met three times during fiscal 2002. The Compensation Committee, whose members during fiscal 2002 were Messrs. Elliott, Winkel, Larson and Branstad, recommends compensation of officers of the Company. The Compensation Committee met once during fiscal year 2002. The Company does not have a Nominating/Governance Committee, though it is currently considering the creation of such an independent committee.

During fiscal 2002, the Board held four regular meetings and five special meetings. Each director attended 75% or more of the total number of meetings of the Board and of Committees of which he was a member.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of the Company’s four independent directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, Rule 4310(c)(26)(B)(iii), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15) and acts under a written charter adopted and approved by the Board of Directors. A copy of the most recently amended charter is attached to the Proxy Statement.

In accordance with the its written charter adopted by the Board of Directors in November 1999, and amended in March 2000 and February 2003 (set forth in Appendix A), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board adopted the current Audit Committee Charter to comply with certain requirements of the Sarbanes-Oxely Act of 2002. The Audit Committee will periodically review the Audit Committee Charter in light of new developments and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices and changes in applicable laws and regulations. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2002.

The Audit Committee reviewed with the Company’s independent public accountant, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters that are required to be discussed with the Audit Committee under generally accepted auditing standards and by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended. In addition, the Audit Committee has received from the independent public accountant the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent public accountant the accountant’s independence from management and the Company, including a consideration of the compatibility of non-audit services with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Thomas J. Winkel, Chairman

Terry E. Branstad

Charles A. Elliott

Kenneth D. Larson

CERTAIN TRANSACTIONS

Featherlite Credit Corporation (“Featherlite Credit”), which provides retail financing to customers of the Company’s dealers, is wholly-owned by the following officers, directors and shareholders of the Company: Conrad D. Clement (40%), Tracy J. Clement (25%), Larry D. Clement (25%), and Eric P. Clement (10%). Featherlite Credit leases trailers and coaches to outside parties under operating leases with terms varying from three to six years. It buys trailers and coaches from Featherlite dealers and in some cases, directly from the Company at normal selling prices and pays for the trailers at the time the lease is signed. Aggregate trailer and coach sales of $530,000 were made by the Company to Featherlite Credit in 2002. Featherlite Credit was not indebted to the Company for transactions related to such sales at December 31, 2002.

Clement Auto and Truck, Inc. (“CATI”), which is wholly-owned by Larry D. Clement, is an authorized FEATHERLITE® dealer located in Fort Dodge, Iowa. Sales to CATI were $1.1 million in 2002. All such sales were on terms and conditions comparable to those available to other Company dealers. CATI was indebted to the Company in the amount of $17,432 for transactions related to such sales at December 31, 2002.

Valley Trailer Sales (“Valley”), which is 65 percent owned by Conrad D. Clement and Tracy J. Clement is a FEATHERLITE® dealer located in Waterloo, Iowa and Rochester, Minnesota. Sales to Valley were $1.8 million in 2002. All such sales were on terms and conditions comparable to those available to other Company dealers. Valley was indebted to the Company in the amount of $75,242 for transactions related to such sales at December 31, 2002.

In July 1999, the Company renewed for another five years a lease agreement with Conrad D. Clement, Tracy J. Clement and Eric P. Clement, each equal owners of a loader. Aggregate payments under this lease will total $118,500 over the lease term. In addition, the Company insures the loader and pays all ordinary maintenance and expenses related to the loader. In 2002, payments under this lease totaled $25,888. All material lease provisions were on terms and conditions comparable to those generally available from independent third party vendors.

In June and October 2000, the Company entered into agreements with Clement Properties, LLC, an entity equally owned by Conrad D. Clement, Tracy J. Clement, and Eric P. Clement, to lease a total of six forklifts for a term of four years. Aggregate payments under these leases will total $240,200 during their terms. In addition, the Company insures the forklifts and pays all ordinary maintenance and operating expenses related to the equipment. In 2002, rental payments totaled $60,076. All material lease provisions were on terms and conditions comparable to those generally available from independent third party vendors.

From time to time the Company leases aircraft owned by Larry D. Clement. Payments for leased aircraft totaled $25,800 in 2002, $49,000 in 2001 and $20,000 in 2000. All material lease provisions were on terms and conditions comparable to those generally available from independent third party vendors.

In 2001, the Company agreed to pay $302,000 to Clement Properties, Inc., an entity owned by Conrad D. Clement, Tracy J. Clement and Eric P. Clement, for costs related to the acquisition and development of land for a sales and service center in Statesville, North Carolina. The Company decided not to lease this property and agreed to pay Clement Properties this amount to be released from this obligation. This amount is being paid in equal monthly installments, without interest, over a three-year period beginning in 2002. In 2002, aggregate payments of $90,000 were made. Clement Properties released the Company from any liabilities related to this project.

In 2003, the Company entered into a Master Sales Agreement with Universal Luxury Coaches (ULC) under which ULC may purchase from Featherlite up to 20 Featherlite Vantare and Featherlite Vogue motorcoaches over a one-year period at market prices. ULC is controlled by Nevada Coach Partners LLP, which owns 68.0 percent of the common stock of ULC. Nevada Coach Partners is 87.35 percent owned by Conrad Clement (49.4%), Tracy Clement (12.65%), Eric Clement (12.65%), and James Wooley (12.65%), who are majority shareholders and executive officers of the Company. ULC has been approved by Florida’s Department of Business & Professional Regulators to sell timeshares of luxury motorcoaches and will purchase these coaches exclusively from Featherlite as timeshares are sold. The Company also has agreements with ULC to lease it office space in the Featherlite Sales and Service Center in Sanford, Florida and to perform service work on ULC motorcoaches. At December 31, 2002, the Company had a receivable from ULC for $5,000 for professional fees paid for ULC.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Compensation Committee Interlocks and Insider Participation. During fiscal 2002, the Compensation Committee of the Board of Directors of the Company was composed of directors Thomas J. Winkel, Charles A. Elliott, Kenneth D. Larson and Terry E. Branstad. None of the members of the Committee is or ever has been an employee or an officer of the Company and none is affiliated with any entity (other than the Company) with which an executive officer of the Company is affiliated.

Compensation Plan. The executive compensation plan adopted by the Compensation Committee is comprised of base salaries, annual performance bonuses, long-term incentive compensation in the form of stock options, and various benefits in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

The Compensation Committee adopted an approach of paying annual base salaries which are on the moderate side of being competitive in its industry, taking into account particular positive and negative aspects of the Company’s location in rural Iowa, and of awarding performance bonuses in cash based on achievement of specific annual goals. The goals are established annually by the Compensation Committee. Options are currently being determined on an individual basis.

Generally, if the Company achieves its earnings per share goal and also one or more of its sales, income before taxes and return on assets objectives for the year, each executive officer will accrue a bonus that is equal to 65 percent of the officer’s base pay (85 percent for the chief executive officer (CEO). If the Company’s performance achieves the earnings per share goal and is no more than 10 percent below its other objectives, each officer will accrue a bonus equal to 32.5 percent of base pay (42.5 percent for CEO). If the performance is 100 percent of each objective, each officer accrues a bonus of 65 percent of base pay (85 percent for CEO). If the Company’s performance is 110 percent or more of each objective, each officer may accrue a bonus of up to 78 percent of base pay (102 percent for CEO). Bonuses are prorated for Company performance that falls between these achievement percentages. Each of the objectives other than earnings per share is weighted as a percentage of the total and may be achieved on a stand-alone basis. There is a minimum income before tax goal must be achieved for any bonus to be earned regardless of the achievement of the other goals. Bonuses are paid in the calendar year following the year in which they are earned by the officers.

In 2002, the Company did not achieve its minimum earnings per share goal and, therefore, no bonuses were earned by any of the executive officers.

Compensation in 2002 and 2003. In 2002, there were no increases in base salaries of executive officers except for James S. Wooley who was appointed Vice President and President of the Luxury Coach Division on April 1, 2002. During the fourth quarter of 2001 and first quarter of 2002, the salaries of all executive officers were temporarily reduced by 10 to 20 percent as part of an overall cost reduction program during this period. For 2003, there will be no increases in base salaries of executive officers except for Eric Clement, whose salary was increased from $135,660 to $149,940. For 2003, base annual salaries for executive officers named in the compensation table below, except for Conrad D. Clement, are as follows: Tracy J. Clement—$226,440; Jeffery A. Mason—$149,940; Gary Ihrke—$149,940; Eric Clement—$149,940 and James S. Wooley—$200,000.

Chief Executive Officer Compensation. Conrad D. Clement served as the Company’s Chief Executive Officer in 2001. His compensation annual base compensation in 2002 was $356,000; however, Mr. Clements salary was reduced by 20 percent in the fourth quarter of 2001 and first quarter of 2002 as part of an overall cost reduction program. He earned no bonus under the compensation plan in 2002. For 2003, the Compensation Committee has left unchanged his annual base salary of $356,000 and he is eligible for a cash bonus of up to 85 percent of base salary (102 percent if 110 percent of all defined performance objectives are achieved) on the same basis as other officers as described above.

Members of the Compensation Committee

Kenneth D. Larson (Chair)

Thomas J. Winkel

Terry E. Branstad

Charles A. Elliott

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and to the Company’s other executive officers whose salary and bonus for fiscal 2002 exceeded $100,000:

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Other(1)	Securities Underlying Options/ SARs(#)		All Other Compen- sation($)
Conrad D. Clement President and Chief Executive Officer	2002 2001 2000	322,092 331,808 345,500	-0- -0- -0-	10,837 1,517 7,969	50,000 30,000 -0-	(3)	12,000 10,500 10,500	(2)

Tracy J. Clement Executive Vice President	2002 2001 2000	201,505 207,231 211,500	-0- -0- -0-	253 253 253	-0- 30.000 -0-		11,000 10,500 10,500	(2)

Jeffery A. Mason Chief Financial Officer	2002 2001 2000	131,270 135,523 138,180	-0- -0- -0-	4,745 4,492 5,757	112,000 40,000 -0-	(3)	9,443 8,650 8,820	(2)

Gary H. Ihrke Vice President of Operations & Secretary	2002 2001 2000	131,270 135,523 138,130	-0- -0- -0-	253 253 253	112,000 40,000 -0-	(3)	9,443 8,650 8,820	(2)

Eric P. Clement Vice President of Sales	2002 2001 2000	123,597 125,068 125,020	-0- -0- -0-	8,632 7,297 8,784	12,000 30,000 -0-	(3)	7,889 7,983 7,950	(2)

James S. Wooley Vice President & President, Luxy Coach Division	2002 2001 2000	184,500 129,000 -0-	4,000 -0- -0-	253 253 -0-	-0- 50,000 -0-		-0- -0- -0-

(1)	Related to automobiles and other fringe benefits.

(2)	Company contribution to 401(k) Plan.

(3)	Shares issued as the result of a Board of Directors authorized voluntary cancellation of previously issued options in exchange for agreement to reissue the options cancelled six months and 1 day after cancellation at the closing market price on that date .

Option/SAR Grants During 2002 Fiscal Year

The following table provides information related to option/SAR grants to the named executive officers during fiscal year 2002:

Individual Grants

Name	Options/ SARs Granted*	Percent of Total Options/SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value At Assumed Annual Rates Stock Price of Appreciation Option for Term
					5%($)	10% ($)
Conrad D. Clement	50,000	13.1%	1.99	11/24/07	27,490	60,746
Tracy J. Clement	—	—	—	—	—	—
Jeffery A. Mason	112,000	29.4%	1.81	11/24/12	127,490	323,083
Gary H. Ihrke	112,000	29.4%	1.81	11/24/12	127,490	323,083
James S. Wooley	—	—	—	—	—	—
Eric P. Clement	12,000	3.2%	1.81	11/24/12	13,660	34,616

*	Options issued on November 25, 2002, as a result of a Board of Directors authorized voluntary cancellation of previously issued options as described below.

Ten-Year Option/SAR Repricings

On May 24, 2002, options of certain executive officers were voluntarily surrendered for no consideration as authorized by the Board of Director’s pursuant to an agreement to reissue the options on November, 25, 2002, six month and 1 days after cancellation, at the closing market price on that day, with said options vesting immediately. This enabled the Company to avoid recording compensation expense when the options were reissued. The number of options granted equaled the number cancelled. The following table sets forth information concerning the repricing of options.

Name (a)	Date (b)	Number Of Securities Underlying Options/SARS Repriced Or Amended (#) (c)	Market Price Of Stock At Time Of Repricing Or Amendment ($) (d)(1)	Exercise Price At Time Of Repricing Or Amendment ($) (e)	New Exercise Price ($) (f)(2)	Length Of Original Option Term Remaining At Date If Repricing Or Amendment (g)
Conrad D. Clement	11/25/02	50,000	1.810	6.39375	1.99	5 months
Tracy J. Clement	—	—	—	—	—	—
Jeffery A. Mason	11/25/02	10,910 50,000 10,000 29,090 12,000	1.810	5.50 6.00 7.25 5.50 5.8125	1.81	3 yrs, 5 mos 6 yrs, 5 mos 2 yrs, 6 mos 2 yrs 6 yrs, 5 mos
Gary H. Ihrke	11/25/02	10,910 50,000 10,000 29,090 12,000	1.810	5.50 6.00 7.25 5.50 5.8125	1.81	3 yrs, 5 mos 6 yrs, 5 mos 2 yrs, 6 mos 2 yrs 6 yrs, 5 mos
Eric P. Clement	11/25/02	12,000	1.810	5.8125	1.81	6 yrs, 5 mos
James S. Wooley	—	—	—	—	—	—

(1)	Market price is the closing price on November 25, 2002.

(2)	Exercise price is 100% of the closing price on November 25, 2002 for Messrs. Mason and Ihrke, and 110% of the closing price on November 25, 2002 for Conrad Clement

Option/SAR Exercises During 2002 Fiscal Year and Fiscal Year End Option/SAR Values

The following table provides information related to options exercised by the named executive officers during the 2002 fiscal year and the number and value of options held at fiscal year end:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1) Exercisable/ Unexercisable
Conrad D. Clement	-0-	-0-	65,000/15,000	$44,769/769
Tracy J. Clement	-0-	-0-	40,000/15,000	$769/769
Jeffery A. Mason	-0-	-0-	132,000/20,000	$124,870/6,150
Gary H. Ihrke	-0-	-0-	132,000/20,000	$124,870/6,150
Eric P. Clement	-0-	-0-	27,000/15,000	$17,333/4,613
James S. Wooley	-0-	-0-	20,000/30,000	$6,150/9,225

(1)	Based on the difference between $2.87 (the closing price of the Company’s Common Stock on December 31, 2002 as reported by Nasdaq) and the option exercise price.

Stock Performance Chart

The following chart compares the cumulative total shareholder return on the Company’s Common Stock with the S&P 500 Index and an index of peer companies selected by the Company (the “Peer Group Index”). The comparison assumes $100 was invested on December 31, 1997 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

	Featherlite	Peer Group Index	S&P 500 Index
12/31/97	100.00	100.00	100.00
12/31/98	73.02	93.14	128.66
12/31/99	71.43	93.51	153.78
12/31/00	19.44	86.37	138.19
12/31/01	13.08	131.85	120.17
12/31/02	36.44	134.37	92.09

The Peer Group Index includes the following companies: Arctco, Inc., Harley Davidson, Inc., Miller Industries, Inc., Polaris Industries, Inc., Spartan Motors, Inc., Dorsey Trailers, Inc. and Wabash National Corp.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Deloitte & Touche LLP as its independent public accountants for the fiscal year ending December 31, 2003.

On August 2, 2002, the Audit Committee selected Deloitte & Touche LLP to serve as the Company’s independent public accountants for the 2002 fiscal year and ceased its client-auditor relationship with Arthur Andersen LLP, the independent public accountant which had been engaged by the Company for prior years. The decision to change accountants was recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors. The reports of Arthur Andersen, LLP on the Company’s consolidated financial statements for the past two years expressed an unqualified opinion on those consolidated financial statements and included an explanatory paragraph regarding certain matters raising substantial doubt as to the Company’s ability to continue as a going concern as discussed in Note 2 to the consolidated financial statements. In connection with its audits as of and for the years ended December 31, 2000 and 2001, there have been no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference thereto in its report on the financial statements for the Company for such years.

Audit Fees. The estimated aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of the Company’s annual financial statements for fiscal 2002, reviews of the financial statements included in the Company’s Forms 10-Q for fiscal 2001and affiliate work are $112,000.

Financial Information Systems Design and Implementation. Deloitte & Touche LLP did not provide any services related to financial information systems design and implementation during 2002.

All Other Fees. The aggregate fees billed by Deloitte & Touche LLP for all other services rendered to the Company during fiscal 2002, including fees for tax-related services, and employee benefit plan audits were $72,000.

The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence and believes there is no conflict of interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10 percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements applicable to Insiders were complied with.

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2004 Annual Meeting must be received by the Company at its offices by December 31, 2003 to be considered for inclusion in the Company’s proxy statement and related proxy for the 2004 Annual Meeting.

Also, if a shareholder proposal intended to be presented at the 2004 Annual Meeting but not included in the Company’s proxy materials is received by the Company after March 15, 2004, then management named in the Company’s proxy form for the 2004 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting without including information about the proposal in the Company’s proxy materials.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-Kfor the fiscal year ended December 31, 2002, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

Dated:     April 29, 2003

                Cresco, Iowa

APPENDIX TO 2003

PROXY STATEMENT

ANNUAL MEETING JUNE 6, 2003

FEATHERLITE, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Committee”) is a standing committee of the Board of Directors (the ”Board”) of Featherlite, Inc. (the “Company”). This Audit Committee Charter shall govern the operations of the Committee.

Statement of Policy

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the Company’s shareholders, potential shareholders, the investment community and other constituents, relating to the quality and integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to engage and determine funding for outside counsel or other experts as the Committee deems necessary for these purposes and with respect to its other duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and all other advisors.

Organization

The members of the Committee shall be appointed by the Board and shall consist of at least three independent Board directors. Each member of the Committee shall, at the time of his or her appointment, be able to read and understand fundamental financial statements, including the Company’s balance sheet, statement of operations and cash flow statement. In addition, at least one member of the Committee shall be an “audit committee financial expert,” as defined and required under the federal securities laws and rules and regulations of the Securities Exchange Commission (SEC), as amended from time to time.

All Committee members shall meet the independence requirements set forth in the federal securities laws and under the rules and regulations established by the SEC and the Nasdaq Stock Market, as may be amended from time to time.

The Board shall be responsible for determining “independence” of Committee members and qualifications of a member as an “audit committee financial expert.”

The Committee shall meet a minimum of four (4) times per year, either in person or telephonically (if appropriate). Additional meetings will be scheduled as circumstances dictate. The Committee shall require members of management, the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its job to foster open communications, the Committee shall meet in separate executive sessions during certain of its meetings with management and the independent auditors to discuss any matters that the Committee (or either of the two groups) believes should be discussed in private.

Responsibilities and Processes

In carrying out its responsibilities the Committee shall:

1

•	Oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board.

•	Have sole authority to appoint and oversee the work of the Company’s independent auditors and establish the compensation to be paid to the independent auditors. The Company’s independent auditors shall report directly to the Committee.

•	Pre-approve all audit services and permissible non-audit services provided by the independent auditors as required under the federal securities laws and rules and regulations of the SEC, as may be amended from time to time.

•	Establish procedures for the receipt, retention and treatment of complaints, including confidential, anonymous submissions by employees of the Company, regarding accounting, internal accounting controls or auditing matters.

•	Oversee the establishment and administration (including the grant of any waiver from) of a written code of ethics applicable to each of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate. More specifically, the Committee shall:

•	Discuss with the auditors their independence from management and the Company. The Committee shall obtain and review a written statement from the auditors regarding their independence consistent with the Independence Standards Board Statement No. 1 or any successor standard, as either may be amended from time to time.

•	Discuss with the independent auditors the overall scope and plans for their audits. In addition, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

•	On a periodic basis, but not less than annually, the Committee shall discuss with the independent auditors, reports regarding:

-	the selection of, or any changes in, the Company’s critical accounting policies, and alternative and preferred treatment of financial information under GAAP,

-	the independent auditor’s internal quality-control procedures,

-	any material issues raised by the most recent internal quality-control review or peer review of the independent auditor,

-	any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor,

-	any steps taken to deal with any issues described in the two preceding clauses,

-	all relationships between the independent auditor and the Company, and

2

-	any issues regarding the Company that the independent auditor discussed with its national office.

•	Prior to release, the Committee shall review all announcements of interim and annual financial results, as well as periodic earnings guidance to be publicly released by the Company, and discuss such announcements with management and the independent auditors. The chair or other designated representative of the Committee may represent the entire Committee for purposes of this review.

•	Review the interim financial statements with management and the independent auditors prior to public release of quarterly results or, if quarterly results are not released, prior to the filing of the Company’s Quarterly Report on Form 10-Q, including their judgment about the quality (not just acceptability) of critical accounting policies and practices, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair or other designated representative of the Committee may represent the entire Committee for purposes of this review.

•	Review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality (not just acceptability) of critical accounting policies and practices, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including alternative treatments of financial information within generally accepted accounting principles that have been discussed with management. Further, the Committee shall indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K and shall review and approve the report of the Committee required to be included in the Company’s annual proxy statement.

•	Meet separately with the independent auditors, with and without management present, to discuss any significant disagreements between management and the independent auditors in connection with the audit, and any difficulties or problems encountered during the course of the audit (including any restrictions on the scope of work or access to required information) and management’s response thereto. The Committee has the sole authority to resolve disagreements, if any, between management and the independent auditors.

•	In connection with each periodic report of the Company, review a report from management containing an evaluation of the effectiveness of the Company’s disclosure controls and procedures, which shall include the report of the Chief Executive Officer and Chief Financial Officer to be included in each Quarterly Report on Form 10-Q and Annual Report on Form 10-K regarding the Company’s disclosure controls and procedures, and the report of management to be included in each Annual Report on Form 10-K regarding the effectiveness of the Company’s internal control structure and procedures for financial reporting.

•	Review and reassess the adequacy of this Charter annually and submit the Charter to the Board for its approval.

•	Review and either approve or disapprove all related party transactions.

It is not the duty or the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

Approved by Featherlite, Inc. Board of Directors

February 25, 2003

3

[x] PLEASE MARK VOTES                         REVOCABLE PROXY
    AS IN THIS EXAMPLE                      FEATHERLITE, INC.
                                                                                                            For    Against   Abstain
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS                    1. SET NUMBER OF DIRECTORS AT SEVEN:[   ]    [   ]    [   ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Conrad D. Clement
and Tracy J. Clement, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as
designated below, all shares of Common Stock of Featherlite,
Inc. registered in the name of the undersigned, at the Annual
Meeting of the Shareholders to be held on Friday, June 6, 2003                                            For     Withhold   For All
at 9:00 a.m. Central Daylight Time, at the Cresco Country Club,                                                     All       Except
22006 115th Street, Cresco, Iowa, and at all adjournments of such      2. ELECTION OF DIRECTORS:          [   ]   [    ]     [   ]
meeting. The undersigned hereby revokes all proxies previously
granted with respect to such meeting.                                     1 - Conrad D. Clement
                                                                          2 - Jeffery A. Mason
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED               3 - Tracy J. Clement
OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE           4 - Thomas J. Winkel
VOTED FOR SUCH PROPOSAL.                                                  5 - Kenneth D. Larson
                                                                          6 - Terry E. Branstad
     The Board of Directors recommends that you vote "FOR" the            7 - Charles A. Elliott
following proposals:

                                                                       INSTRUCTION: To withhold authority to vote for any
                                                                       individual nominee, mark "For All Except" and write that
                                                                       nominee's number in the space provided below.

                                                                       -------------------------------------------------------------

                                                                       3. OTHER MATTERS: In their discretion, the appointed proxies are authorized to vote upon such other business as may
                                                                       properly come before the Meeting or any adjournment thereof.

                                                                        PLEASE DATE AND SIGN ABOVE exactly as name appears at the
                                                                       left, indicating, where appropriate, official position or
                                                                       representative capacity. If stock is held in joint tenancy, each joint owner should sign.

Please be sure to sign and date               Date
 this Proxy in the box below

Shareholder sign above--------------Co-holder (if any) sign above

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                Detach above card, sign, date and mail in postage paid envelope provided.

                                        FEATHERLITE, INC.
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                                      PLEASE ACT PROMPTLY
                           SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.

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